UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 7, 2018
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On June 7, 2018, Chegg, Inc. (the "Registrant") held its 2018 Annual Meeting of Stockholders (the "Meeting"). At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1.
To elect two Class II directors, each to serve until the third annual meeting of stockholders following the Meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal:

Nominee	For	Withheld	Broker Non-Votes
Marne Levine	79,480,986	6,115,683	14,478,649
Richard Sarnoff	82,094,389	3,502,280	14,478,649

2.	To approve, on a non-binding advisory basis, the compensation paid by the Registrant to the named executive officers for the year ended December 31, 2017:

For	Against	Abstain	Broker Non-Votes
59,621,419	24,654,752	1,320,498	14,478,649

3.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on named executive officer compensation. The proposal for “1 Year” was approved as set forth below:

1 Year	2 Years	3 Years	Abstain
84,298,850	271,671	1,022,299	3,780

4.	To ratify the appointment of Deloitte & Touche LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
99,217,227	469,012	389,079	—

Each of the directors named under Proposal No. 1 was elected. In addition, based on the recommendation of the Registrant's Board of Directors in the definitive proxy statement for the Meeting and the voting results with respect to Proposal No. 3, the Board of Directors determined at its meeting held on June 7, 2018 that future non-binding advisory votes on executive compensation will be submitted for consideration by the Registrant's stockholders every year until the next stockholder vote on the frequency of stockholder votes on the compensation of executives is required by section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: June 7, 2018